                                                                   EXHIBIT 10.27


                              EXECUTIVE EMPLOYMENT
                                       AND
                            NON-COMPETITION AGREEMENT

         AGREEMENT dated as of the 1st day of February, 2002, by and between The Holmes Group, Inc., a Massachusetts corporation (the "Company"), and Jordan A. Kahn, a resident of Wellesley, Massachusetts (the "Executive").

         WHEREAS, the Company desires to continue to engage the services of the Executive and the Executive desires to continue be employed by the Company;

         WHEREAS, the Company desires to be assured that the unique and expert services of the Executive will be substantially available to the Company, and that the Executive is willing and able to render such services on the terms and conditions hereinafter set forth; and

         WHEREAS, the Company desires to be assured that the confidential information and good will of the Company will be preserved for the exclusive benefit of the Company;

         NOW, THEREFORE, in consideration of such employment and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

         Section 1. EMPLOYMENT. The Company hereby continues to employ the Executive as Chairman of the Board of Directors, and the Executive hereby accepts such employment under and subject to the terms and conditions hereinafter set forth.

         Section 2. TERM. Unless sooner terminated as provided in Section 9, the term of employment under this Agreement shall begin on the date hereof and shall conclude on January 31, 2003. As used herein, the "Term" shall mean the period commencing on the date hereof and ending on January 31, 2003, or, if this Agreement is extended, such later date to which the Term is so extended. The parties agree to meet to discuss an extension of the Term hereof and the terms thereof no later than November 30, 2002.

         Section 3. DUTIES. The Executive shall perform such specific duties as a working Chairman and senior executive of the Company, as may be mutually agreed upon by him and the CEO of the Company or the Board of Directors and shall preside over all meetings of the Board of Directors. The Executive shall use his best efforts to perform all services and duties necessary in connection therewith. The Executive hereby agrees to work on substantially a 50% working time basis, working at such specific times as may be mutually agreed upon by him, the CEO of the Company and the Board of Directors, and at all times to faithfully perform such duties and to promote the business and affairs of the Company for the Term or any Renewal Term; provided that the

Executive shall be permitted to devote time to Jordan Kahn Company, Inc.
and serve as a director on corporate or other boards, so long as such time does not adversely affect the Executive's performance of his duties to the Company hereunder.

         Section 4. SALARY COMPENSATION. In consideration of the services rendered by the Executive under this Agreement, the Company shall pay the Executive a base salary (the "Base Salary") at the rate of Five Hundred Thousand Dollars ($500,000) per calendar year. The Base Salary shall be paid in such installments and at such times as the Company pays its regularly salaried executive employees, and the Board may review the Base Salary in a manner consistent with the Company's policies and may increase the Base Salary from time to time in its sole discretion.

         Section 5. BONUS COMPENSATION. The Executive shall be entitled to receive an annual performance bonus ("Performance Bonus") equal to up to 50% the Bonus Base, as defined below, based on achievement of certain performance criteria as more fully set forth on Exhibit A hereto. In the sole discretion of the Board, the Executive may be granted a Performance Bonus in excess of 50% of the Bonus Base Salary if the targets set forth on Exhibit A are surpassed. The Performance Bonus shall be payable within ten (10) business days following the Company's receipt of its audited financial statements for the previous year (it being acknowledged that the Performance Bonus will be determined based on such audited financial statements). The Bonus Base shall be the greater of (i) $375,000 or (ii) the amount of the Base Salary (as in effect from time to time) less $125,000.

         Section 6. OPTION VESTING PERIOD; EXTENSION OF OPTION EXERCISE PERIOD. All of the Executive's existing Options listed on Exhibit B are hereby amended as follows: (i) to the extent not already vested, all such Options shall become one hundred (100%) percent vested upon termination of the employment of the Executive with the Company for any reason except for Cause (defined in Section 9.03), and (ii) the exercise periods of the Options is hereby extended to the earlier of (a) the remaining terms thereof (as set forth on Exhibit B), or (b) the occurrence of a Special Call Event (defined below). Notwithstanding anything to the contrary herein, the exercise provisions of the Executive's Performance Options (defined in the Stockholders Agreement) shall remain in effect and unmodified.

         For purposes herein, a "Special Call Event" shall mean a breach by the Executive of the obligations and restrictions set forth in Sections 11 and/or 12 below.

         Section 7. AMENDMENT OF STOCKHOLDERS AGREEMENT. That certain Stockholders Agreement between the Company, the Executive and certain other stockholders of the Company, dated as of November 26, 1997, as amended (the "Stockholders Agreement"), is hereby further amended, insofar as such amendment is applicable to the Executive, to provide that (i) the Company will not have, and hereby waives, its right to repurchase any Call Securities (as defined in the Stockholders Agreement) within ninety (90) days following the termination of the employment of the

Executive with the Company, and (ii) in lieu of such right, the Company will have a Call Option (defined in the Stockholders Agreement) with respect to any Call Securities owned by the Executive or his Permitted Transferees (defined therein), if, and only if, a Special Call Event occurs at any time after the date of this Agreement or within Twenty-Seven (27) months following the termination of the Executive's employment with the Company. Upon the occurrence of clause (ii) above, for purposes of Section 2.2 (c) of the Stockholders Agreement, the Call Price (defined therein) shall be:

                  (i) in the case of Shares (defined in the Stockholders Agreement), their Fair Market Value (defined in the Stockholders Agreement) as of the date of the Special Call Event (the "Share Call Price");

                  (ii) in the case of vested and unexercised Time Options (defined in the Stockholders Agreement), the Share Call Price minus the exercise price of such options; and

                  (iii) in the case of vested and earned Performance Options (defined in the Stockholders Agreement), the Share Call Price minus the exercise price of such options, except that if vested Performance Options are called prior to a Determination Date (defined in the Stockholders Agreement), the Share Call Price shall be equal to the lesser of (A) the Fair Market Value of the Shares acquirable upon exercise of such option as of the date of the Special Call Event and (B) the Fair Market Value of the Shares acquirable upon exercise of such option as of the Determination Date.

         Section 8. BENEFITS. In addition to the compensation detailed in
Section 4 and 5 of this Agreement and those benefits listed on Exhibit C hereto, the Executive shall be entitled to the following additional benefits:

         Section 8.01. INSURANCE COVERAGE. During the Term, the Company shall provide the Executive with group health and life insurance protection to the same extent that it makes such protection available to its other executive employees.

         Section 8.02. AUTOMOBILE. In recognition of the necessity of the use of an automobile for the efficient and expeditious performance of the Executive's duties and obligations on behalf of the Company, the Company, at its cost, shall supply to the Executive for such use an automobile of such make and model suitable for the Executive and upon such terms and conditions as the Board shall determine from time to time.

         Section 8.03. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for all reasonable expenses actually incurred by the Executive in connection with the business affairs of the Company and the performance of his duties hereunder. The Executive shall comply with such reasonable limitations and reporting requirements with respect to such expenses as the Board may establish from time to time.

         Section 9. TERMINATION. This Agreement shall be terminated at the end of the Term or earlier as follows, except that the Executive shall be entitled to receive the Termination Payments and Benefits, as and to the extent provided in Section 10.01 below.

         Section 9.01. DEATH. This Agreement shall terminate upon the death of the Executive, except that the Base Salary provided in Section 4 shall continue through the end of the month in which the Executive's death occurs.

         Section 9.02. PERMANENT DISABILITY. In the event of any physical or mental disability of the Executive rendering the Executive unable to perform his duties hereunder for a period of at least one hundred twenty (120) consecutive days and the further determination that the disability is permanent with regard to the Executive's ability to return to work in his full capacity as required under this Agreement ("Permanent Disability"), this Agreement shall terminate automatically. Any determination of disability shall be made by the Board in consultation with a qualified physician or physicians selected by the Board and reasonably acceptable to the Executive. The failure of the Executive to submit to a reasonable examination by such physician or physicians shall act as an estoppel to any objection by the Executive to the determination of disability by the Board.

         Section 9.03. BY THE COMPANY FOR CAUSE. The employment of the Executive may be terminated by the Company for Cause (as defined below) at any time effective upon written notice to the Executive. For purposes hereof, the term "Cause" shall mean that the Board has determined that any one or more of the following has occurred:

                  (a) The Executive shall have been convicted of, or shall have pleaded guilty or NOLO CONTENDERE to, any felony (other than a conviction arising solely under a statutory provision imposing criminal liability on Executive on a PER SE basis due to the position held by Executive, so long as any act or omission of Executive with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board);

                  (b) The Executive shall have willfully failed or refused to perform his duties hereunder (other than as a result of illness or disability) and such failure or refusal shall have continued for a period of ten (10) days following written notice from the Board, it being understood that the Company's failure to achieve its business plan or projections shall not itself be considered a failure or refusal to perform duties;

                  (c) the Executive shall have breached any provision of
         Section 11 or 12 hereof; or

                  (d) the Executive shall have committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty against the Company.

         Section 9.04. BY THE COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE VOLUNTARILY. The Company may terminate the Executive's employment at any time without Cause and the Executive may terminate this Agreement for any reason at any time, effective upon at least sixty (60) days' prior written notice to the other.

         Section 10.    Termination Payments and Benefits.

         Section 10.01. TERMINATION FOR ANY REASON OTHER THAN CAUSE. In the event that this Agreement is terminated by the Company without Cause, or due to the death or Permanent Disability of the Executive, by the Executive for any reason, or if this Agreement is not extended at the end of the Term, the Executive shall receive as a termination settlement the sum of (i) Three Hundred Seventy-Five Thousand Dollars ($375,000) plus (ii) 25% of the amount of his annual Base Salary as due for the remainder of the Term (the "Termination Payment") payable in a lump sum within seven (7) days after the effective date of termination. In addition to the Termination Payment, the Executive shall receive that portion of the Performance Bonus established by the Company for the Executive for the fiscal year in which termination of employment occurs (or, if at the end of a year, the full Performance Bonus due for such year) equal to (i) that percentage of such fiscal year during which the Executive was employed by the Company multiplied by (ii) the Performance Bonus due and earned for such full fiscal year (based upon the level of the target EBITDA achieved for such fiscal year or any other criteria established by the Board ("Target")), payable when that Performance Bonus would otherwise normally be paid by the Company; provided, however, that if the Company does not achieve the minimum Target for such fiscal year, but the Company pays a performance bonus to all other senior executives of the Company (i.e. executives entitled to receive a bonus of 50% of their base salaries for achievement of the target EBITDA) for such fiscal year, based on a specified percentage of their base salaries, for purposes of calculating the Executive's Performance Bonus for the such fiscal year, the same percentage of base salary shall apply to Executive. In addition to the Termination Payment and bonus payment, unless termination is due to the Executive's death, the Executive shall continue to be entitled to receive all of the benefits set forth in Section 8 for a period of (x) twelve (12) months following the effective date of termination or (y) if termination is by the Company without Cause, for the remainder of the Term and an additional period of twelve (12) months. The Executive shall have no obligation to mitigate the amount of the Termination Payment provided for herein by seeking other employment or otherwise.

         Section 10.02. TERMINATION FOR CAUSE. Upon any termination of this Agreement by the Company for Cause as provided in Section 9.03, all payments, salary and other benefits hereunder shall cease at the effective date of termination, except that the

Company shall pay the Executive the Termination Payment as and when provided in Section 10.01.

         Section 10.03. PUBLIC STATEMENT OF TERMINATION. In the event the Executive's employment terminates for any reason, the Company and the Executive shall agree upon a public statement pertaining to the Executive's termination of employment, and the terms of said statement shall not be subject to subsequent modification by either party unless required by law; provided, however, that in the event the Company and the Executive are unable in good faith to agree on such a statement, the Company may make public statements as are necessary to comply with the law.

         Section 10.04. NO OTHER BENEFITS. Except as specifically provided in this Section 8, the Executive shall not be entitled to any compensation, severance or other benefits from the Company or any of its subsidiaries or affiliates upon the termination of this Agreement for any reason whatsoever.

         Section 11.    PROPRIETARY INFORMATION; INVENTIONS IN THE FIELD.

         Section 11.01. PROPRIETARY INFORMATION. In the course of his service to the Company, the Executive will have access to confidential specifications, know-how, strategic or technical data, marketing research data, product research and development data, manufacturing techniques, confidential customer lists, sources of supply and trade secrets, all of which are confidential and may be proprietary and are owned or used by the Company, or any of its subsidiaries or affiliates. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence and coming within the scope of the business of the Company or any of its subsidiaries or affiliates as to which the Executive may have access, whether conceived or developed by others or by the Executive alone or with others during the period of his service to the Company, whether or not conceived or developed during regular working hours. Proprietary Information shall not include any records, data or information which are in the public domain during the period of service by the Executive provided the same are not in the public domain as a consequence of disclosure directly or indirectly by the Executive in violation of this Agreement.

         Section 11.02. FIDUCIARY OBLIGATIONS. The Executive agrees that Proprietary Information is of critical importance to the Company and a violation of this Section 11.02 and Section 11.03 would seriously and irreparably impair and damage the Company's business. The Executive agrees that he shall keep all Proprietary Information in a fiduciary capacity for the sole benefit of the Company.

         Section 11.03. NON-USE AND NON-DISCLOSURE. The Executive shall not during the Term, any Renewal Term or at any time thereafter (a) disclose, directly or indirectly, any Proprietary Information to any person other than the Company or authorized employees thereof at the time of such disclosure, or such other persons to whom the Executive has been specifically instructed to make disclosure by the Board and in all such cases only to the extent required in the course of the Executive's service to the Company or
(b) use any Proprietary Information, directly or indirectly, for his own benefit or for the benefit of any other person or entity. At the termination of his employment, the Executive shall deliver to the Company all notes, letters, documents and records which may contain Proprietary Information which are then in his possession or control and shall destroy any and all copies and summaries thereof.

         Section 11.04. ASSIGNMENT OF INVENTIONS. The Executive agrees to assign and transfer to the Company or its designee, without any separate remuneration or compensation, his entire right, title and interest in and to all Inventions in the Field (as defined below), together with all United States and foreign rights with respect thereto, and at the Company's expense to execute and deliver all appropriate patent and copyright applications for securing United States and foreign patents and copyrights on Inventions in the Field and to perform all lawful acts, including giving testimony, and to execute and deliver all such instruments that may be necessary or proper to vest all such Inventions in the Field and patents and copyrights with respect thereto in the Company, and to assist the Company in the prosecution or defense of any interference which may be declared involving any of said patent applications, patents, copyright applications or copyrights. For the purposes of this Agreement, the words "Inventions in the Field" shall include any discovery, process, design, development, improvement, application, technique, or invention, whether patentable or copyrightable or not and whether reduced to practice or not, conceived or made by the Executive, individually or jointly with others (whether on or off the Company's premises or during or after normal working hours) while in the employ of the Company, and which was or is directly or indirectly related to the business of the Company or any of its subsidiaries or affiliates, or which resulted or results from or was suggested by any work performed by any employee or agent thereof during the Term or any Renewal Term or for one year after termination of this Agreement for any reason.

         Section 12.    Restrictions on Activities of the Executive

         Section 12.01. ACKNOWLEDGMENTS. The Executive agrees that he is being employed hereunder in a key presiding capacity with the Company and that the Company is engaged in a highly competitive business and that the success of the Company's business in the marketplace depends upon its goodwill and reputation for quality and dependability. The Executive further agrees that reasonable limits may be placed on his ability to compete against the Company as provided herein so as to protect and preserve the legitimate business interests and good will of the Company.

         Section 12.02. GENERAL RESTRICTIONS.

                  (a) During the Term and for the Non-Competition Period (as defined below), the Executive will not (anywhere in the world where the Company or any of its subsidiaries or affiliates then conducts business) engage or participate in, directly or indirectly, as principal, agent, employee, employer, consultant, investor or partner, or assist in the management of, or own any stock or any other ownership interest in, any business which is Competitive with the Company (as defined below). For purposes of this Agreement, a business shall be considered "Competitive with the Company" only if it designs, manufactures, markets or sells home comfort and lighting appliances, small or portable kitchen appliances and/or any other products manufactured, marketed, sold or distributed or under development by the Company or any of its subsidiaries or affiliates during the Term. Notwithstanding the foregoing, (i) the Executive may own, directly or indirectly, less than 1% of the capital stock of any public corporation; and
(ii) nothing in this Section 12 shall prohibit the Executive from participating in the business operated by the Jordan Kahn Company, Inc. (the "JK Company") nor restrict the business activities of the JK Company during the Term and the Non-Competition Period, provided that, if, and so long as, the JK Company is a "Restricted Representative" (as defined below), the JK Company does not sell, distribute or act as a representative for or of any products which are manufactured or sold by a company which is Competitive with the Company.

         For purposes hereof the JK Company will be deemed to be a "Restricted Representative" during the Term and/or the Non-Competition Period (x) as long as it continues to act as a sales representative of the Company, or (y) if the JK Company ceases to act as a sales representative of the Company, such cessation was neither voluntary on the part of the JK Company, nor as a result of termination of the JK Company by the Company for breach of agreement which is not cured within a reasonable period after notice.

                  (b) For purposes of this Agreement, the "Non-Competition Period" shall mean a period of twelve (12) consecutive months after the Executive's employment terminates.

         Section 12.03.    EMPLOYEES, CUSTOMERS AND SUPPLIERS.

                  (a) During the Term, any Renewal Term and the Non-Solicitation Period (as defined below), the Executive will not solicit, or attempt to solicit, any officer, director, consultant, executive or employee of the Company or any of its subsidiaries or affiliates to leave his or her engagement with the Company or such subsidiary or affiliate nor will he call upon, solicit, divert or attempt to solicit or divert from the Company or any of its affiliates or subsidiaries any of their customers or suppliers, or potential customers or suppliers, of whose names he was aware during the term of his employment with the Company; provided, however, that nothing in this Section 12.03 shall be deemed to prohibit the Executive from calling upon or soliciting a customer or supplier during the Non-Solicitation Period if such action relates solely to a business which is not Competitive with the Company; and provided, further, however, that nothing in this Section 12.03 shall be deemed to prohibit the Executive from soliciting or hiring any employee of the Company or any of its subsidiaries or affiliates, if such employee is a member of the Executive's immediate family.

                  (b) For purposes of this Agreement, the "Non-Solicitation Period" shall mean a period of twenty-four (24) consecutive months after the Executive's employment terminates.

         Section 12.04. THE EXECUTIVE REPRESENTS AND WARRANTS THAT THE KNOWLEDGE, SKILLS AND ABILITIES HE POSSESSES AT THE TIME OF COMMENCEMENT OF EMPLOYMENT HEREUNDER ARE SUFFICIENT TO PERMIT HIM, IN THE EVENT OF TERMINATION OF HIS EMPLOYMENT HEREUNDER, TO EARN A LIVELIHOOD SATISFACTORY TO HIMSELF WITHOUT VIOLATING ANY PROVISION OF SECTION 9 OR 10 HEREOF, FOR EXAMPLE, BY USING SUCH KNOWLEDGE, SKILLS AND ABILITIES, OR SOME OF THEM, IN THE SERVICE OF A NON-COMPETITOR. THE EXECUTIVE FURTHER REPRESENTS AND WARRANTS THAT HIS ABILITY SO TO EARN A LIVELIHOOD SATISFACTORY TO HIMSELF DOES NOT DEPEND UPON HIS ABILITY TO OBTAIN COMPENSATION FOR HIS SERVICES AT, OR IN EXCESS OF, THE LEVEL AT WHICH HE IS COMPENSATED BY THE COMPANY.

         Section 13. REMEDIES. It is specifically understood and agreed that any breach of the provisions of Section 11 or 12 of this Agreement is likely to result in irreparable injury to the Company and that the remedy at law alone will be an inadequate remedy for such breach, and that in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Executive and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

         Section 14. SEVERABLE PROVISIONS. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

         Section 15. NOTICES. All notices hereunder, to be effective, shall be in writing and shall be delivered by hand or mailed by certified mail, postage and fees prepaid, as follows:


                  If to the Company:        The Holmes Group, Inc.
                                            233 Fortune Boulevard
                                            Milford, MA  01757
                                            Attn: Chief Executive Officer

                  If to the Executive:      21 Pierce Road
                                            Wellesley, MA  02181
or to such other address as a party may notify the other pursuant to a notice given in accordance with this Section 15.

         Section 16.    MISCELLANEOUS.

         Section 16.01. MODIFICATION. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, and supersedes and replaces all prior understandings and agreements, whether written or oral regarding Executive's employment with the Company, including an Executive Employment and Non-Competition Agreement dated November 26, 1997, as amended. This Agreement may not be amended or revised except by a writing signed by the parties.

         Section 16.02. ASSIGNMENT AND TRANSFER. This Agreement shall not be terminated by the merger or consolidation of the Company with any corporate or other entity or by the transfer of all or substantially all of the assets of the Company to any other person, corporation, firm or entity. The provisions of this Agreement shall be binding on and shall inure to the benefit of any such successor in interest to the Company. Neither this Agreement nor any of the rights, duties or obligations of the Executive shall be assignable by the Executive, nor shall any of the payments required or permitted to be made to the Executive by this Agreement be encumbered, transferred or in any way anticipated.

         Section 16.03. CAPTIONS. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

         Section 16.04. GOVERNING LAW. This Agreement shall be construed under and enforced in accordance with the laws of The Commonwealth of Massachusetts.


[The remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.


                                           THE HOLMES GROUP, INC.


                                           By: /s/ Peter J. Martin
                                               -------------------------------
                                           Name: Peter J. Martin
                                           Title: President and CEO




                                           /s/ Jordan A. Kahn
                                           --------------------------------
                                           Jordan A. Kahn